UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): 09/15/2005

STAR SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-15234	52-1402131
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 LIBERTY WAY

CHESTER, VIRGINIA 23836

(Address of principal executive offices, including zip code)

(804) 530-0535

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[    ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On September 15, 2005, two of the investment firms who had entered into Securities Purchase and Registration Rights Agreements with Star Scientific, Inc. (the “Company”) in February 2005 (the “February Purchase Agreements”) elected to exercise the warrants that were issued to them as part of the February Purchase Agreements. These warrants were due to expire in November, and the investors and the Company agreed to reset the exercise price from $5.00 to $4.00 per share. The investment firms exercised the warrants and purchased 1,900,000 shares of the Company’s Common Stock on that basis for an aggregate of $7.6 million pursuant to new Securities Purchase and Registration Rights Agreements (the “September Purchase Agreements”). Pursuant to the September Purchase Agreements, the Company also agreed to grant the same investors warrants, at an exercise price of $4.00 per share, to purchase an additional 1,900,000 shares of Common Stock exercisable within nine months of the grant date.

The Company’s Common Stock is traded on the Nasdaq National Market under the symbol “STSI”. On September 20, 2005, the last reported sale price of the Common Stock was $3.76 per share. The Company’s Press Release, dated September 19, 2005, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

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Item 9.01.    Financial Statements and Exhibits

(a)	Financial Statements.

None.

(b)	Pro Forma Financial Information

None.

(c)	Exhibits:

10.1	Securities Purchase and Registration Rights Agreement, dated September 15, 2005, by and between Star Scientific, Inc. and Iroquois Capital

10.2	Warrant, dated September 15, 2005, issued by Star Scientific, Inc. to Iroquois Capital

10.3	Security Purchase and Registration Rights Agreement, dated September 15, 2005, between Star Scientific, Inc. and Elliott International, L.P.

10.4	Warrant, dated September 15, 2005, issued by Star Scientific, Inc. to Elliott International, L.P.

10.5	Security Purchase and Registration Rights Agreement, dated September 15, 2005, between Star Scientific, Inc. and Elliott Associates, L.P.

10.6	Warrant, dated September 15, 2005, issued by Star Scientific, Inc. to Elliott Associates, L.P.

99.1	Company’s Press Release dated September 19, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAR SCIENTIFIC, INC.
Date: September 21, 2005	BY:	/s/ Paul L. Perito
Paul L. Perito Chairman of the Board, President and Chief Operating Officer

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